Exhibit 23.2 Exelon Corporation Form 11-K File No. 1-16169

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-215114) of Exelon Corporation of our report dated June 24, 2016 relating to the financial statements of the Pepco Holdings, LLC Retirement Savings Plan, which appears in this Form 11-K.

/s/ SB & Company, LLC

Washington, D.C.

June 21, 2017